UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

CAPITOL CITY BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-25227	58-2452995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

562 Lee Street, SW, Atlanta, GA 30310

(Address of Principal Executive Offices)

404-752-6067

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 24, 2012, Capitol City Bancshares, Inc. (the “Company”) entered into an agreement with SunTrust Bank to sell 10,000 shares of Series C cumulative, nonvoting, $100 par value preferred stock for cash consideration of $1,000,000. The terms of the preferred stock issuance are shown on the Amendment to the Articles of Incorporation attached as Exhibit 3.1(G). No underwriting discounts or commissions are to be paid. The transaction is exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof, as a transaction by an issuer not involving a public offering. The proceeds will be injected into the general capital account of the Company’s subsidiary bank.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2012, Capitol City Bancshares, Inc. filed with the Office of the Secretary of State of Georgia Articles of Amendment to the Articles of Incorporation of the Company which designates the rights, privileges, preferences, and limitations of 40,000 shares of Series C Preferred Stock, a portion of which are to be issued pursuant to the agreement disclosed in Item 3.02 above. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1(G).

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is being filed as part of this Report on Form 8-K:

3.1(G) Articles of Amendment to the Company’s Articles of Incorporation filed on April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITOL CITY BANCSHARES, INC.

DATE: April 30, 2012	By:	/s/ George G. Andrews
	Name:	George G. Andrews
	Title:	President and Chief Executive Officer